AMENDMENT NO. 1 TO THE CREDIT AGREEMENT dated as of November 30, 2004 (this "Amendment"), among Caremark Rx, Inc., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Bank of America, N.A., as the administrative agent (the "Agent") for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of March 24, 2004 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower has requested that the Agent and Lenders make certain technical changes to amend the Credit Agreement as provided in this Amendment, in order to permit the sale, lease, transfer or other disposition of property or assets by any Loan Party to any other Loan Party and in order to permit the sale, lease, transfer or other disposition of property or assets in connection with Qualified Securitization Transaction.

(3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    Amendments to Credit Agreement

    . The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended by restating Section 5.02 (d)(Sales of Assets, Etc.) in its entirety as follows:

    "(d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Material Subsidiaries to sell, lease, transfer or otherwise dispose of, property and assets (including, without limitation, any Equity Interests) of the Borrower and its Material Subsidiaries; provided that (i) the Borrower and its Material Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets as required pursuant to the terms of any Qualified Securitization Transaction, (ii) any Loan Party may sell, lease, transfer or otherwise dispose of property and assets to any other Loan Party, and (iii) in addition to all such sales, leases, transfers and other dispositions of property and assets permitted under the immediately preceding clauses (i) and (ii), the Borrower and its Material Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets if the aggregate consideration for all such sales, leases, transfers and other dispositions of property and assets during the term of this Agreement does not exceed 25% of an amount equal to (x) the Borrower's Consolidated Total Assets as of the date of determination, less (y) the aggregate net investment of lenders to or purchasers from Securitization Entities under Qualified Securitization Transactions (to the extent the accounts receivable that are the subject of such Qualified Securitization Transactions are included in such Consolidated Total Assets).

    Conditions of Effectiveness

    . This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received:

        Counterparts of this Amendment executed by the Borrower and the Required Lenders.
        Counterparts of the Consent appended hereto (the "Consent"), executed by each of the Loan Parties (other than the Borrower).
        A subsidiaries guaranty, in the form of Exhibit E to the Credit Agreement, executed by each of Caremark, L.P. and Caremark LLC (the "Additional Guaranties").
        A favorable opinion of King & Spalding LLP, counsel for the Borrower, in substantially the form of Exhibit A, hereto and as to such other matters as any Lender through the Agent may reasonably request.

    This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

    Reference to and Effect on the Credit Agreement

    . On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

      The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
    Costs and Expenses

    . The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

    Execution in Counterparts

    . This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

    Governing Law

. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CAREMARK RX, INC.

By
Title:

BANK OF AMERICA, N.A.,
as Agent and as Lender

By
Title:

[INSERT NAME OF LENDER]

By
Title:

CONSENT

Dated as of _______________, 2004

Each of the undersigned, as Guarantors under the Subsidiaries Guaranty (the "Guaranty") dated as of March 24, 2004 in favor of the Agent and, for its benefit and the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment and the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

NAME OF GUARANTOR

By
Title:
Name: